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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2003

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (760) 931-5500

Not Applicable.
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

        On March 12, 2003, Dot Hill Systems Corp. (the "Company") announced its agreement to sell 4,750,000 shares of the Company's common stock at a price of $3.75 per share in a private placement. The press release dated March 12, 2003 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

        On March 17, 2003, the Company announced the closing of the sale of 4,750,000 shares of the Company's common stock at a price of $3.75 per share, resulting in gross proceeds to the Company of approximately $17.8 million and net proceeds, after commission and expenses, of approximately $16.8 million. The press release dated March 17, 2003 is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

99.1
Press release of Dot Hill Systems Corp. dated March 12, 2003.

99.2
Press release of Dot Hill Systems Corp. dated March 17, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ PRESTON ROMM Preston Romm Chief Financial Officer, Treasurer and Secretary

Date: March 19, 2003

INDEX TO EXHIBITS

99.1
Press release of Dot Hill Systems Corp. dated March 12, 2003.

99.2
Press release of Dot Hill Systems Corp. dated March 17, 2003.

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SIGNATURE
INDEX TO EXHIBITS